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                       Securities and Exchange Commission
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 10, 2001


                                LRS CAPITAL INC.


             (Exact name of registrant as specified in its charter)


             DELAWARE                                         000-31032
(State or other jurisdiction of incorporation)          (Commission File No.)


         141 Adelaide Street, West
         Suite 1004
         Toronto, Ontario, Canada                              M5H 3L5
(Address of principal executive offices)                    (Postal Code)


    Registrant's telephone number, including area code:(416) 777-0477 (x227)


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Item 5. Other Events

         On October 10, 2001, LRS Capital Inc. received the consents from all the shareholders of the company pursuant to the General Corporation Law of Delaware, Section 228, authorizing two changes to the current certificate of incorporation. The first is the change of the name of the company from LRS Capital Inc. to GL Energy and Exploration Inc. The second change is the increase in the authorized capital of the company to 55,000,000 shares, of which 50,000,000 shares will be designated common stock and 5,000,000 shares will be designated preferred stock, par value $.001 per share. The prior authorized capital of the company was 15,000,000 shares, all of which were designated common stock. The current outstanding shares of common stock and rights of the common stock have not been altered by this amendment. The company has no plans at this time to issue any capital stock.

         The change of name is intended to better indicate the business segment in which the company is operating. The change of in the capital structure is to give the company greater flexibility in financing its operations and growing the company.

         The common stock and, with such rights as determined by the board of directors of the company, the preferred stock may be issued at any time upon approval of the board of directors without any further action by the holders of the common stock. Therefore, the capital stock of the company may have anti-take over effect, if issued. The company does not believe that there is any group interested in taking over the company at this time.


Item 7.  Financial Statement and Exhibits

         a)  Financial Statements

             None

         b)  Exhibits

             3.1  Amendment to the Certificate of Incorporation of the Company.


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                                 SIGNATURE PAGE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GL ENERGY AND EXPLORATION INC.



                                               /s/ Mitchell Geisler
                                            ------------------------------
                                            Name: Mitchell Geisler
                                            Title:  President


Date: October 24, 2001